UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2020

KUSHCO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55418	46-5268202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6261 Katella Ave Ste 250, Cypress, CA	90630
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:   (714) 243-4311

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	KSHB	OTCQX
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

Background

As previously reported on a Current Report on Form 8-K filed with the SEC on April 30, 2019, on April 29, 2019, KushCo Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”), pursuant to which the Company issued and sold, and the Investor purchased, a senior note (the “Original Note”) in a private placement offering in the aggregate principal amount of $21.3 million with an original issue discount of $1.3 million, and received net proceeds of $20.0 million. As previously reported on a Current Report on Form 8-K filed with the SEC on August 22, 2019, on August 21, 2019, the Company entered into an exchange agreement with the Investor in order to amend and waive certain provisions of the Purchase Agreement and the Original Note and exchange the Original Note for (i) a new senior note (the “First Exchange Note”) for the same aggregate principal amount as the Original Note and (ii) a warrant to purchase up to 650,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at an exercise price of $4.25 per share (subject to customary adjustment upon subdivision or combination of the Common Stock). As previously reported on an Annual Report on Form 10-K filed with the SEC on November 11, 2019, on November 8, 2019, the Company entered into a Second Exchange Agreement (“Second Exchange Agreement”) with the Investor, pursuant to which the Company amended the First Exchange Note (the “Second Exchange Note”). Pursuant to the terms of the Second Exchange Note, the maturity date of the Second Exchange Note was extended to April 29, 2021 and the aggregate principal amount of the Second Exchange Note was increased to approximately $24.0 million and the original issue discount was increased to $1.5 million. Upon the maturity of the Second Exchange Note, the Company would have owed the Investor $27.0 million under the Second Exchange Note.

Third Exchange Agreement and Third Exchange Note

On June 9, 2020, the Company entered into a Third Exchange Agreement (the “Third Exchange Agreement”) with the Investor in order to (x) amend and waive certain provisions of the Purchase Agreement and the Second Exchange Note, and (y) exchange the Second Exchange Note without any cash consideration for (i) a new senior note in the aggregate principal amount of $22.0 million (the “Third Exchange Note”) and (ii) 5,347,594 shares of the Company’s common stock, par value $0.001 per share (the “Exchange Shares”).

Similar to the terms of the Second Exchange Note, the Third Exchange Note will mature on April 29, 2021, subject to the Investor’s right to extend such maturity date. Upon maturity, the Company must pay the Investor an amount in cash representing the aggregate outstanding principal, plus any accrued and unpaid interest and accrued and unpaid late charges. Similar to the terms of the Original Note, the Third Exchange Note will not bear interest except upon the occurrence (and during the continuance) of an Event of Default (as such term is defined in the Third Exchange Note), in which case the Third Exchange Note will bear interest at a rate of 18.0% per annum (the “Default Rate”).

The Third Exchange Note is redeemable by the Company at any time after the issuance at an amount equal to the outstanding principal and any accrued interest or late charges. The Third Exchange Note includes customary affirmative and negative covenants, including a limitation on the Company’s ability to incur additional indebtedness, subject to certain permitted exceptions. The Third Exchange Note includes customary events of default including, among others, payment defaults, breach of covenant defaults, bankruptcy and insolvency defaults, cross defaults with certain indebtedness, a change of control default, judgment defaults, and inaccuracies of representations and warranties defaults. Similar to the terms of the Original Note, the Investor may require the Company to redeem, upon the occurrence of an Event of Default, all or a portion of the Third Exchange Note at a redemption premium of 135% of the outstanding principal and any accrued interest or late charges. Similar to the terms of the Original Note, any amount of principal or other amounts due to the Investor under the Purchase Agreement or the Third Exchange Note that is not paid when due (except to the extent such amount is simultaneously accruing interest at the Default Rate) will result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of 18.0% per annum from the date such amount was due until the same is paid in full.

The foregoing descriptions of the Third Exchange Agreement and the Third Exchange Note are summaries only, do not purport to be complete and are qualified in their entirety by the full text of these documents, copies of which are attached as Exhibits 10.1 and 4.1, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Third Exchange Note is incorporated by reference into Item 2.03 of this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Exchange Shares is incorporated by reference into Item 3.02 of this Current Report on Form 8-K.

The issuance of the Exchange Shares are intended to be exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 8.01 Other Events.

On June 10, 2020, the Company issued a press release regarding the Third Exchange Agreement and the Exchange Shares. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

4.1	Form of Third Exchange Note.

10.1	Form of Third Exchange Agreement.

99.1	Press Release issued by KushCo Holdings, Inc. on June 10, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KUSHCO HOLDINGS, INC.
(Registrant)

June 10, 2020	/s/ Nicholas Kovacevich
(Date)	Nicholas Kovacevich Chairman and Chief Executive Officer